UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2005

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification Number)

510 Bering Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Crown Castle International Corp. (“Company”) has commenced a tender offer (“Offer”) to purchase for cash any and all of its outstanding 10¾% Senior Notes due 2011 (“10 ¾% Notes”), 9 3/8% Senior Notes due 2011 (“9 3/8% Notes”), 7.5% Senior Notes due 2013 (“7.5% Notes”) and 7.5% Series B Senior Notes due 2013 (“7.5% Series B Notes” and, together with the 10¾% Notes, 9 3/8% Notes and 7.5% Notes, the “Notes”) upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated as of May 17, 2005. In connection with the Offer, the Company has also solicited consents from holders of each series of Notes in order to amend certain provisions of (i) the Indenture, dated as of June 26, 2000 (“10¾% Notes Indenture”), between the Company and The Bank of New York (as successor trustee to United States Trust Company of New York), as trustee (“Trustee”), pursuant to which the 10¾% Notes were issued, (ii) the Indenture, dated as of May 16, 2001 (“9 3/8% Notes Indenture”), between the Company and the Trustee, pursuant to which the 9 3/8% Notes were issued, (iii) the Indenture, dated as of December 2, 2003 (“7.5% Notes Indenture”), between the Company and the Trustee, pursuant to which the 7.5% Notes were issued and (iv) the Indenture, dated as of December 11, 2003 (“7.5% Series B Notes Indenture” and, together with the 10¾% Notes Indenture, the 9 3/8% Notes Indenture and the 7.5% Notes Indenture, the “Indentures”), between the Company and the Trustee, pursuant to which the 7.5% Series B Notes were issued.

On June 1, 2005, the Company and the Trustee entered into First Supplemental Indentures for each series of Notes (collectively, “Supplemental Indentures”). The amendments to each Indenture set forth in the related Supplemental Indenture (collectively, “Amendments”) will, once effective, eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in each Indenture. The Amendments with respect to a series of Notes will not become effective unless and until the Company purchases pursuant to the Offer at least a majority in aggregate principal amount of the applicable series of Notes outstanding on June 1, 2005 (excluding for such purpose Notes owned by the Company and certain of its affiliates).

The above summary of the Amendments is qualified in its entirety by the Supplemental Indentures attached hereto as Exhibit 4.1, 4.2, 4.3 and 4.4.

ITEM 7.01 – REGULATION FD DISCLOSURE

On June 1, 2005, the Company issued a press release announcing it had received the requisite consents to adopt each Supplemental Indenture. The June 1, 2005 press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of June 1, 2005, between Crown Castle International Corp. and The Bank of New York (as successor trustee to United States Trust Company of New York), as Trustee, relating to the 10¾% Notes

4.2	First Supplemental Indenture, dated as of June 1, 2005, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 9 3/8% Notes

4.3	First Supplemental Indenture, dated as of June 1, 2005, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 7.5% Notes

4.4	First Supplemental Indenture, dated as of June 1, 2005, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 7.5% Series B Notes

99.1	Press Release dated June 1, 2005

The information set forth in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ E. Blake Hawk
Name: E. Blake Hawk Title: Executive Vice President and General Counsel

Date: June 1, 2005

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of June 1, 2005, between Crown Castle International Corp. and The Bank of New York (as successor trustee to United States Trust Company of New York), as Trustee, relating to the 10¾% Notes

4.2	First Supplemental Indenture, dated as of June 1, 2005, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 9 3/8% Notes

4.3	First Supplemental Indenture, dated as of June 1, 2005, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 7.5% Notes

4.4	First Supplemental Indenture, dated as of June 1, 2005, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 7.5% Series B Notes

99.1	Press Release dated June 1, 2005

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